SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2003

HORIZON GROUP PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-24123	38-3407933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4200 Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 917-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events

Horizon Group Properties, Inc. (the “Company”) is re-issuing, in an updated format, its historical financial statements for the fiscal years ended December 31, 2002, 2001 and 2000 in order to reclassify the factory outlet centers located in Daleville, Indiana and Somerset, Pennsylvania which were sold on May 30, 2003 to discontinued operations as required under Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).  The provisions of SFAS 144 require the Company to reclassify all previously issued annual financial statements for each of the three years shown in the Company’s last Annual Report on Form 10-K if those financial statements are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933.  This reclassification has no effect on the Company’s previously reported net loss.

In addition, the selected financial data has been reclassified to reflect the adoption of Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction” (SFAS 145).  The provisions of SFAS 145 related to the rescission of SFAS No. 4 require the Company to reclassify prior period items that do not meet the extraordinary classification into continuing operations.  During the year ended December 31, 1999, the Company incurred such an expense and, in compliance with SFAS 145, this expense is now included as a component of continuing operations.  There were no similar expenses in any other period presented.  This reclassification has no effect on the Company’s previously reported net loss.

This Current Report on Form 8-K updates Items 6, 7 and 8, Schedule III and the Notes thereto of the Company’s 2002 Form 10-K to reflect the above described reclassifications and includes them as Exhibit 99.10.  No other portions of the Form 10-K have been updated except to the extent expressly provided above.

ITEM 7.  Exhibits.

(c)           Exhibits.

Exhibit Number	Description
99.10	Updated financial information on the Company’s Annual Report on Form 10-K for the year ended December 31, 2002

Index to Exhibit 99.10

Selected Financial Data
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Quantitative and Qualitative Disclosures About Market Risk
Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GROUP PROPERTIES, INC.

Date: September 26, 2003	By:	/s/ David R. Tinkham
	Name:	David R. Tinkham
	Title:	Chief Financial Officer and Secretary